UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.02 Termination of Material Definitive Agreement.

On April 10, 2024, Adaptimmune Limited, a wholly-owned subsidiary of Adaptimmune Therapeutics plc (“Adaptimmune”) received notice of termination of the Strategic Collaboration and License Agreement with Genentech, Inc. (“Genentech”) and F. Hoffman-La Roche Ltd. (the “Agreement”).  The termination will become effective 180 days after the date of receipt of the notice of termination (the “Termination Date”).

Under the Agreement, Genentech and Adaptimmune (each, a “party” and together, the “parties”) collaborated to develop two types of allogeneic T-cell therapies: (i) off-the-shelf αβ T-cell therapies directed to up to five collaboration targets and (ii) personalized therapies utilizing αβ T-cell receptors (TCRs) isolated from a patient, with these therapies being administered to the same patient. Under the terms of the Agreement, Adaptimmune received $150 million in upfront payments and $35 million in milestone payments. Until the Termination Date, the obligations of the parties under the Agreement will continue as currently provided.

As a result of the termination of the Agreement, Adaptimmune will not be entitled to receive any further milestones or other payments due after the Termination Date. Adaptimmune will also cease to have any development obligations after the Termination Date and the licenses Adaptimmune granted to Genentech pursuant to the Agreement will cease to be in effect as of the Termination Date.

The foregoing description of the termination of the Agreement is only a summary of the material terms thereof, and does not purport to be complete. The description is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 10.1 to Adaptimmune’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 4, 2021 and is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On April 12, 2024, Adaptimmune issued a press release announcing the termination of the Agreement. A copy of the press release is being filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1†

Strategic Collaboration and License Agreement among Adaptimmune Limited, on the one hand, and Genentech, Inc. and F. Hoffman-La Roche Ltd, on the other hand, made and entered into as of September 3, 2021 (incorporated by reference to Exhibit 10.1 to Adaptimmune’s Quarterly Report on Form 10-Q filed on November 4, 2021).

99.1	Press release dated April 12, 2024

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

†	Certain portions of this exhibit have been omitted because they are not material and they are the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date:April 12, 2024	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary